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                                                                    EXHIBIT 99.2


                            N E W S    R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE



                          KING PHARMACEUTICALS RELEASES
                2002 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
              AND OTHER INFORMATION TYPICALLY INCLUDED IN FORM 10-K


BRISTOL, TENNESSEE, April 15, 2003 - King Pharmaceuticals, Inc. (NYSE:KG) today filed a Form 8-K with the Securities and Exchange Commission ("SEC"), providing unaudited consolidated financial statements for its fiscal year ended December 31, 2002, together with other information typically included in the Form 10-K. King voluntarily chose to make this information available since the Company does not anticipate filing its Form 10-K within the 15-day extension period provided by the previously filed Form 12b-25.

As announced on March 11, 2003, the SEC is conducting an investigation of the Company and has requested King to produce certain documents. In light of the SEC investigation, and as recommended by King's management, the audit committee of King's Board of Directors has initiated its own related internal review and has retained independent legal counsel, who has retained an independent accounting firm, to assist the audit committee. On March 31, 2003, King filed a Form 12b-25 with the SEC to obtain a 15-day extension for filing its Form 10-K in order to provide the audit committee and its independent legal counsel with additional time to conduct a more thorough review. The audit committee's review is continuing, and no deadline has been established for the completion of the review.

The information filed with King's Form 8-K dated today does not include the report of PricewaterhouseCoopers, the Company's independent auditor, as the financial statements filed are unaudited consolidated financial statements. Additionally, such information does not contain disclosure on controls and procedures, the Sections 302 and 906 certifications currently required to be included in reports on Form 10-K, or any accompanying exhibits.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the information provided in the Form 8-K filed by the Company with the SEC today being typical of that which would have been provided had King timely filed its Form 10-K for the year ended





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December 31, 2002 with the SEC. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on whether the audited consolidated financial statements which are ultimately made a part of King's Form 10-K for the year ended December 31, 2002, once filed with the SEC, will not contain material changes from the unaudited consolidated financial statements filed today as a part of King's Form 8-K; dependence on the possibility that the audit committee's review may result in a determination to restate our disclosures or financial statements which could have a material adverse effect on our reported financial results; dependence on the possibility that shareholders or regulatory authorities may initiate proceedings against King and/or our officers and directors; dependence on the import of any relevant facts presently unknown to King's executive management; dependence on a determination of the ultimate focus of the SEC's inquiry. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the information provided in King's Form 8-K dated April 15, 2003, which is on file with the SEC, and other filings with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    Contact:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125









                               EXECUTIVE OFFICES
       KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620